First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

November 13, 2020

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: FT 9033

Gentlemen:

We have examined the Registration Statement File No. 333-249579 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

/s/ Elizabeth H. Bull

Senior Vice President